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                                                               Exhibit 99.(A)(6)

                        U.S. Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      and
                      American Depositary Shares ("ADSs")
                  (Evidenced by American Depositary Receipts)
                                      of
                            LABORATORIO CHILE S.A.
                                      at
                    $1.25 Net Per Share of Common Stock and
                   $25.00 Net Per American Depositary Share
                 (Each representing 20 Shares of Common Stock)
                                      by
                              IVAX HOLDINGS C.I.
                           a wholly-owned subsidiary
                                      of
                               IVAX CORPORATION
           Pursuant to the U.S. Offer to Purchase dated May 31, 2001
                                ("U.S. Offer")

 THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, JUNE 29, 2001 UNLESS THE U.S. OFFER IS EXTENDED.


                                                                   May 31, 2001

To Our Clients:

      Enclosed for your consideration are the U.S. Offer to Purchase, dated
May 31, 2001 (the "U.S. Offer to Purchase"), and the related Form of
Acceptance and the ADS Letter of Transmittal (which together with amendments or supplements thereto constitute the "U.S. Offer") relating to the offer by IVAX Holdings C.I., a Cayman Islands Company (the "Purchaser"), to purchase from U.S. holders shares of common stock, no par value (the "Shares"), of Laboratorio Chile S.A., a publicly-traded stock corporation organized under the laws of the Republic of Chile (the "Company"), at a price of $1.25 per Share, net to the seller in cash and without interest thereon (the "U.S. Offer Price"), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase. Consideration for Shares validly tendered and not withdrawn will be paid in Chilean pesos, calculated at the "dolar observado" or
"Observed Exchange Rate" for the Expiration Date. The "dolar observado" or "Observed Exchange Rate" for any date is the average exchange rate at which commercial banks conduct authorized transactions for such date in Chile as determined by the Central Bank of Chile and published in the Official Gazette of Chile on the subsequent business day.
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      We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Form of Acceptance is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer.

      ADSs cannot be tendered by means of the enclosed Form of Acceptance (which is exclusively for use in respect of Shares). If you hold ADSs, you should use the enclosed ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth in such form. Additional information can be obtained from the Information Agent at (800) 758-5880.

Please note the following:

      1.The U.S. Offer is open to all holders of ADSs and to all U.S. holders of Shares. See Section 1 of the U.S. Offer to Purchase.

      2.The tender price is $1.25 per Share, net to the seller in cash and without interest thereon, as set forth in the U.S. Offer to Purchase. Consideration for Shares validly tendered and not withdrawn will be paid in Chilean pesos, calculated at the Observed Exchange Rate for the Expiration Date.

      3.Tendering holders will not be obligated to pay brokerage fees or commissions.

      4.The U.S. Offer and withdrawal rights will expire at 12:00 noon, New York City time, on Friday, June 29, 2001, unless the U.S. Offer is extended.

      5.As of the date hereof, the Board of Directors of the Company has not reviewed the Offers (as defined in the U.S. Offer to Purchase) and has not taken a position with respect to the Offers.

      6.Notwithstanding any other provision of the U.S. Offer, payment for Shares accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Receiving Agent of the completed Form of Acceptance, together with the following documents:

      (a)Titulo(s) evidencing ownership of Shares, if Shares are held in certificated form;

      (b)a certificate from the Company registry or the DCV evidencing the number of Shares, if any, held on deposit at the DCV, the number of Shares held by the holder, and indicating the liens or encumbrances that affect the Shares;

      (c)duly signed Traspaso(s) indicating the number of Shares and the number of original issue Shares, if any, to be tendered, with the date of such Traspaso(s) in blank; and

      (d)other documents required by the Form of Acceptance.

      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to use the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

      The U.S. Offer is made solely by the U.S. Offer to Purchase, and in the related Form of Acceptance and ADS Letter of Transmittal. The Purchaser is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the U.S. Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on behalf of the Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC, the Dealer Managers, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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             Instruction Form for Shares of Laboratorio Chile S.A.

      The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated May 31, 2001, and the related Form of Acceptance and ADS Letter of Transmittal in connection with the U.S. Offer by IVAX Holdings, C.I. to purchase all outstanding Shares (including Shares represented by ADSs) pursuant to the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

      This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related Form of Acceptance.

Dated: May 31, 2001

                       Number of Shares to be Tendered*


                                          _____________________________________
                                                      Signature(s)

                                          _____________________________________
                                                  Please Print Name(s)

                                          _____________________________________
                                                       Address(es)

                                          _____________________________________
                                                 Area Code and Tel. No.

                                          _____________________________________
                                            Employer Identification or Social
                                                      Security No.

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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